UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2023, ImmunoGen, Inc. (“ImmunoGen”) and Vertex Pharmaceuticals Incorporated (“Vertex”) entered into a multi-target License and Option Agreement (the “License and Option Agreement”), pursuant to which ImmunoGen granted Vertex rights to ImmunoGen’s ADC technology to research and evaluate antibody-drug conjugates directed to specified targets, with an option to obtain worldwide exclusive development and commercialization licenses to a specified number of targets (each, an “Option” and, collectively, the “Options”). Vertex intends to employ ImmunoGen’s ADC technology to discover and develop novel targeted conditioning agents for use with gene editing.

Under the terms of the License and Option Agreement, ImmunoGen is entitled to receive an upfront payment of $15 million, reflecting initial targets selected by Vertex. In addition, upon exercise of each Option by Vertex, ImmunoGen will be eligible to receive up to approximately $337 million per target in potential option exercise fees and milestone payments based on the achievement of pre-specified development, regulatory, and commercial milestones. With respect to each target that Vertex exercises an Option, ImmunoGen will also be eligible to receive tiered royalties, on a product-by-product basis, as a percentage of worldwide annual net sales by Vertex, its affiliates and sublicensees, based on certain net sales thresholds. Vertex is responsible for all costs related to the research, development, and commercialization of the compounds.

The License and Option Agreement may be terminated by either party for a material breach by the other party, subject to notice and cure provisions, or in the event of the other party’s insolvency. Vertex may terminate the License and Option Agreement for convenience (i) in its entirety, (ii) on a target-by-target basis, or (iii) following a regulatory filing, on a product-by-product basis, in each case by providing one hundred twenty (120) days’ written notice to ImmunoGen. Unless earlier terminated, the License and Option Agreement will continue in effect until the expiration of Vertex’s royalty obligations. In the License and Option Agreement, ImmunoGen made customary representations and warranties and agreed to customary covenants, including, without limitation, with respect to indemnification, for transactions of this type.

Item 7.01 Regulation FD Disclosure.

On March 1, 2023, ImmunoGen issued a press release announcing it entered into the License and Option Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of ImmunoGen, Inc. dated March 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.

Date: March 1, 2023	/s/ Renee Lentini____________________
Renee Lentini
Vice President, Interim Chief Financial Officer, and Chief Accounting Officer